MARKETSPAN CORPORATION
                           175 EAST OLD COUNTRY ROAD
                          HICKSVILLE, NEW YORK 11801

                                                                     EXHIBIT 5


                                                      May 22, 1998


MarketSpan Corporation
175 East Old Country Road
Hicksville, New York 11801

            Re:   INVESTOR PROGRAM

Gentlemen:

     As Senior Vice President and General Counsel for MarketSpan Corporation (the "Company"), I am familiar with the proposal of the Company to issue and sell shares of its Common Stock par value $0.01 per share (the "Common Stock") pursuant to an Investor Program (the "Plan"). In connection with the proceedings before the Securities and Exchange Commission with respect thereto, I submit this opinion and hereby consent to its use as Exhibit 5 to the Company's Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by the Company under the Securities Act of 1933, as amended, and to the use of my name in said Registration Statement and the Prospectus forming a part thereof (the "Prospectus").

      I am familiar with the Certificate of Incorporation and By-Laws of the Company, as well as the Registration Statement and the Prospectus relating to the Plan.

      Based upon the foregoing and upon my general familiarity with the affairs of the Company, I advise you that in my opinion:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of New York.

     2. No state regulatory body or agency has jurisdiction over the transaction proposed by the Company or any part thereof.

      3. No federal commission or agency other than the Securities and Exchange Commission, under the Securities Act of 1933, as amended, has jurisdiction over the transaction proposed by the Company or any part thereof.

      4. All action necessary to make valid the issuance and sale of the Common Stock will have been taken when (a) the Registration Statement shall have become effective; (b) the Board of Directors of the Company shall have taken appropriate action to approve and authorize the issuance and sale of the Common Stock on the terms set forth in the Registration Statement;


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MARKETSPAN CORPORATION
May 22, 1998
Page Two


and (c) the Company shall have received the full consideration therefor (not less than $0.01 per share).

      5. When the foregoing steps shall have been taken, the Common Stock (a) will conform in all substantial respects to the description of the Common Stock contained in the Registration Statement and (b) will be legally and validly issued, fully paid and nonassessable.

     6. The offering of the Common Stock is not subject to preemptive rights under the laws of the State of New York.

                                Very truly yours,

                                /s/ Leonard P. Novello

                                Leonard P. Novello
                                Senior Vice President and
                                General Counsel